Exhibit 99.1

Federal Communications Commission Washington, D.C. 20554	Approved by OMB 3060-0031 (April 2001)	FOR FCC USE ONLY
FCC 314
APPLICATION FOR CONSENT TO ASSIGNMENT OF BROADCAST STATION CONSTRUCTION PERMIT OR LICENSE		FOR COMMISSION USE ONLY FILE NO.

Read INSTRUCTIONS Before Filing Out Form

Section I – General Information

1.	Legal Name of the Licensee/Permittee BIG CITY RADIO-LA, L.L.C. Mailing Address 1888 CENTURY PARK EAST SUITE 212
	City LOS ANGELES Telephone Number (include area code) 3105562489	State or Country (if foreign address) CA E-Mail Address (if available) PRTHOMSON@BIGCITYRADIO.COM Call Sign KLYY	Zip Code 90067 - Facility ID Number 35113

2.	Contact Representative (if other than licensee/permittee) MARISSA G. REPP Mailing Address 555 THIRTEENTH STREET, NW		Firm or Company Name HOGAN & HARTSON L.L.P.
	City WASHINGTON Telephone Number (including area code) 2026376845	State or Country (if foreign address) DC	Zip Code 20004 - 1109 E-Mail Address (if available) MGREPP@HHLAW.COM

3.	Legal Name of the Assignee ENTRAVISION HOLDINGS, LLC Mailing Address SUITE 6000 WEST 2425 OLYMPIC BOULEVARD
	City SANTA MONICA	State or Country (if foreign address) CA Telephone Number (include area code) 3104473870	Zip Code 90404 - E-Mail Address (if available)

4.	Contact Representative (if other than assignee) BARRY A. FRIEDMAN Mailing Address SUITE 800 1920 N STREET, N.W.		Firm or Company Name THOMPSON HINE LLP
	City WASHINGTON	State or Country (if foreign address) DC Telephone Number (include area code) 2023318800	Zip Code 20036 - E-Mail Address (if available) BFRIEDMAN@THF.COM

5.	If this application has been submitted without a fee, indicate reason for fee exemption (see 47 C.F.R. Section 1.1114): ☐ Governmental Entity ☐ Noncommercial Educational Licensee/Permittee ☐ Other

6.
Purpose of Application:
☐  Assignment of license
☐  Assignment of construction permit
☒  Amendment to pending application
File number of pending application:    BALH-20021224ADA
If an amendment, submit as an Exhibit a listing by Section and Question Number of the portions of the pending application that are being revised.
[Exhibit 1]

7.
Were any of the authorizations that are the subject of this application obtained through the Commission’s competitive bidding procedures (see 47 C.F.R. Sections 1.2111(a) and 73.5001)?
If yes, list pertinent authorizations in an Exhibit.
☐ Yes ☒ No [Exhibit 2]

8.	a.
Were any of the authorizations that are the subject of this application obtained through the Commission’s point system for reserved channel noncommercial educational stations (see 47 C.F.R. Sections 73.7001 and 73.7003)?
☐ Yes ☒ No

	b.	If yes to 8(a), have all such stations operated for at least 4 years with a minimum operating schedule since grant pursuant to the point system?	☐ Yes ☐ No

	If no, list pertinent authorizations in an Exhibit and include in the Exhibit a showing that the transaction is consistent with the holding period requirements of 47 C.F.R. Section 73.7005(a).		[Exhibit 3]

Section II - Assignor

1
Certification. Licensee/permittee certifies that it has answered each question in this application based on its review of the application instructions and worksheets. Licensee further certifies that where it has made an affirmative certification below, this certification constitutes its representation that the application satisfies each of the pertinent standards and criteria set forth in the application instructions and worksheets.

☒ Yes ☐ No
2.
Authorizations to be Assigned. List the authorized stations and construction permits to be assigned. Provide the Facility Identification Number and the Call Sign, or the Facility Identification Number and the File Number of the Construction Permit, and the location, for each station to be assigned. Include main stations, FM and/or TV translator stations, LPTV stations, SCA, FM and/or TV booster stations, and associated auxiliary service stations.

[Enter Station Information]

List the authorized stations and construction permits to be assigned. Provide the Facility Identification Number and the Call Sign, or the Facility Identification Number and the File Number of the Construction Permit, and the location, for each station to be assigned. Include main stations, FM and/or TV translator stations, LPTV stations, SCA, FM and/or TV booster stations, and associated auxiliary service stations.

Facility ID Number	Call Sign or Construction Permit File Number	City	State
35113	KLYY-	ARCADIA	CA

Facility ID Number	Call Sign or Construction Permit File Number	City	State
35139	KSYY-	FALLBROOK	CA

Facility ID Number	Call Sign or Construction Permit File Number	City	State
33567	KVYY-	VENTURA	CA

Facility ID Number	Call Sign or Construction Permit File Number	City	State
35114	KLYY-- FM1	BURBANK	CA

Facility ID Number	Call Sign or Construction Permit File Number	City	State
35138	K252BF-	TEMECULA	CA

3.	Agreements for Sale of Station. Licensee/permittee certifies that:		☐ Yes ☒ No
	a.	it has placed in its public inspection file(s) and submitted as an exhibit to this item copies of all agreements for the sale of the stations(s);	[Exhibit 4]

	b.	these documents embody the complete and final understanding between licensee/permittee and assignee; and

	c.	these agreements comply fully with the Commission’s rules and policies.

Exhibit Required

4.	Other Authorizations. List call signs, locations and facility identifiers of all other broadcast stations in which licensee/permittee or any party to the application has an attributable interest.		☐ N/A [Exhibit 5]

5.	Character Issues. Licensee/permittee certifies that neither licensee/permittee nor any party to the application has or has had any interest in, or connection with:		☒ Yes ☐ No

	a.	any broadcast application in any proceeding where character issues were left unresolved or were resolved adversely against the applicant or any party to the application; or	See Explanation in [Exhibit 6]

	b.	any pending broadcast application in which character issues have been raised.

6.
Adverse Findings. Licensee/permittee certifies that, with respect to the licensee/permittee and each party to the application, no adverse finding has been made, nor has an adverse final action been taken by any court or administrative body in a civil or criminal proceeding brought under the provisions of any law related to any of the following: any felony; mass media-related antitrust or unfair competition; fraudulent statements to another governmental unit; or discrimination.
☒ Yes ☐ No See Explanation in [Exhibit 7]

7.	Local Public Notice. Licensee/permittee certifies that it has or will comply with the public notice requirements of 47 C.F.R. Section 73.3580.		☒ Yes ☐ No

8.
Auction Authorization. Licensee/permittee certifies that more than five years have passed since the issuance of the construction permit for the station being assigned, where that permit was acquired in an auction through the use of a bidding credit or other special measure.
☐ Yes ☐ No ☒ N/A See Explanation in [Exhibit 8}

9.
Anti-Drug Abuse Act Certification. Licensee/permittee certifies that neither licensee/permittee nor any party to the application is subject to denial of federal benefits pursuant to Section 5301 of the Anti-Drug Abuse Act of 1988, 21 U.S.C. Section 862.
☒ Yes ☐ No

I certify that the statements in this application are true, complete, and correct to the best of my knowledge and belief, and are made in good faith. I acknowledge that all certifications and attached Exhibits are considered material representations.

Typed or Printed Name of Person Signing	Typed or Printed Title of Person Signing
PAUL R. THOMSON	VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
Signature	Date 12/24/2002

WILLFUL FALSE STATEMENTS ON THIS FORM ARE PUNISHABLE BY FINE AND/OR IMPRISONMENT (U.S. CODE, TITLE 18, SECTION 1001), AND/OR REVOCATION OF ANY STATION LICENSE OR CONSTRUCTION PERMIT (U.S. CODE, TITLE 47, SECTION 312(a)(1)), AND/OR FORFEITURE (U.S. CODE, TITLE 47, SECTION 503).

Section III—Assignee

1.
Certification.    Assignee certifies that it has answered each question in this application based on its review of the application instructions and worksheets. Assignee further certifies that where it has made an affirmative certification below, this certification constitutes its representation that the application satisfies each of the pertinent standards and criteria set forth in the application instructions and worksheets.
	☒	Yes	☐	No

2.	Assignee is:

	☐ an individual	☐ a general partnership	☐ a for-profit corporation

	☐ a limited partnership	☐ a not-for-profit corporation	☐ a limited liability company (LLC/LC)

☐ other

	a. If “other”, describe nature of applicant in an Exhibit.		[Exhibit 9]

3.	Agreements for Sale of Station. Assignee certifies that:	☐	Yes	☒	No

a.      the written agreements in the licensee/permittee’s public inspection file and submitted to the   Commission embody the complete and final agreement for the sale of the station(s) which are to   be  assigned; and

b.      these agreements comply fully with the Commission’s rules and policies.
See Explanation in [Exhibit 10]

4.	Parties to the Application.

a.      List the assignee, and, if other than a natural person, its officers, directors, stockholders with attributable interests, non-insulated partners and/or members. If a corporation or partnership holds an attributable interest in the assignee, list separately its officers, directors, stockholders with attributable interests, non-insulated partners and/or members. Create a separate row for each individual or entity. Attach additional pages if necessary.

   (1)  Name and address of the assignee and each party
to the application holding an attributable interest (if other than individual also show name, address and citizenship of natural person authorized to vote the stock or holding the attributable interest). List the assignee first, officers next, then directors and, thereafter, remaining stockholders and other dentities with attributable interests, and partners.

(2)    Citizenship.

(3)    Positional Interest: Officer, director, general partner,      limited partner, LLC member, investor/creditor      attributable under the Commission’s equity/debt plus      standard, etc.

(4)    Percentage of votes.

(5)    Percentage of total assets (debt plus equity).

[EnterParties/Owners Information] or [Exhibit 11]
	b. Assignee certifies that equity interests not set forth above are non-attributable.	☒ Yes	☐ No
☐ N/A

See Explanation in
[Exhibit 12]

5.	Other Authorizations. List call signs, locations and facility identifiers of all other broadcast stations in which licensee/permittee or any party to the application has an attributable interest.	☐ N/A [Exhibit 13]

6.	Multiple Ownership. a. Assignee certifies that the proposed assignment:	☒ Yes	☐ No

	1. complies with the Commission’s multiple and cross-ownership rules;	See Explanation in [Exhibit 14]
2. does not present an issue under the Commission’s policies relating to media interests of immediate family members;

3. complies with the Commission’s policies relating to future ownership interests; and

4. complies with the Commission’s restrictions relating to the insulation and non-participation of non-party investors and creditors.

b.    Radio Applicants Only. If the assignment of the station would result in certain principal community service contour overlaps, see Local Radio Ownership Worksheet, Question 1, applicant certifies that all relevant information has been placed in public inspection file(s) and submitted to the Commission.
		☒ Yes	☐ No
☐ N/A

See Explanation in [Exhibit 15]

7.	Character Issues. Assignee certifies that neither assignee nor any party to the application has or has had any interest in, or connection with:	☐ Yes	☒ No

	a. any broadcast application in any proceeding where character issues were left unresolved or were resolved adversely against the applicant or any party to the application; or	See Explanation in [Exhibit 16]

b. any pending broadcast application in which character issues have been raised.

8.
Adverse Findings.    Assignee certifies that, with respect to the assignee and each party to the application, no adverse finding has been made, nor has an adverse final action been taken by any court or administrative body in a civil or criminal proceeding brought under the provisions of any law related to any of the following: any felony; mass media-related antitrust or unfair competition; fraudulent statements to another governmental unit; or discrimination.
		☒ Yes	☐ No
See Explanation in [Exhibit 17]

9.
Alien Ownership and Control.    Assignee certifies that it complies with the provisions of Section 310 of the Communications Act of 1934, as amended, relating to interests of aliens and foreign governments.
		☒ Yes	☐ No
See Explanation in [Exhibit 18]

10.
Financial Qualifications.    Assignee certifies that sufficient net liquid assets are on hand or are available from committed sources to consummate the transaction and operate the station(s) for three months.
		☒ Yes	☐ No
See Explanation in [Exhibit 19]

11.
Program Service Certification.    Assignee certifies that it is cognizant of and will comply with its obligations as a Commission licensee to present a program service responsive to the issues of public concern facing the station’s community of license and service area.
		☒ Yes	☐ No

12.
Auction Authorization.    Assignee certifies that where less than five years have passed since the issuance of the construction permit and the permit had been acquired in an auction through the use of a bidding credit or other special measure, it would quality for such credit or other special measure.
		☐ Yes	☐ No
☒ N/A

See Explanation in [Exhibit 20]

13.
Anti-Drug Abuse Act Certification.    Assignee certifies that neither assignee nor any party to the application is subject to denial of federal benefits pursuant to Section 5301 of the Anti-Drug Abuse Act of 1988, 21 U.S.C. Section 862.
		☒ Yes	☐ No

14.
Equal Employment Opportunity (EEO).    If the applicant proposes to employ five or more full-time employees, applicant certifies that it is filing simultaneously with this application a Model EEO Program Report on FCC Form 396-A.
		☐ Yes	☐ No
☒ N/A

I certify that the statements in this application are true, complete, and correct to the best of my knowledge and belief, and are made in good faith. I acknowledge that all certifications and attached Exhibits are considered material representations. I hereby waive any claim to the use of any particular frequency as against the regulatory power of the United States because of the previous use of the same, whether by license or otherwise, and request an authorization in accordance with this application. (See Section 304 of the Communications Act of 1934, as amended.)

Typed or Printed Name of Person Signing WALTER F. ULLOA	Typed or Printed Title of Person Signing CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Signature	Date 12/31/2002

WILLFUL FALSE STATEMENTS ON THIS FORM ARE PUNISHABLE BY FINE AND/OR IMPRISONMENT (U.S. CODE, TITLE 18, SECTION 1001), AND/OR REVOCATION OF ANY STATION LICENSE OR CONSTRUCTION PERMIT (U.S. CODE, TITLE 47, SECTION 312(a)(1)), AND/OR FORFEITURE (U.S. CODE, TITLE 47, SECTION 503).

Exhibits

Exhibit 1
Description: RESPONSE

THE PURPOSE OF THIS AMENDMENT IS TO PROVIDE CONTOUR MAPS THAT SUPPLEMENT THE STATEMENTS PROVIDED IN EXHIBIT 15 CONCERNING THE RADIO-TELEVISION CROSS OWNERSHIP RESULTING FROM THE REQUESTED ASSIGNMENT OF LICENSES AND TO SUPPLEMENT EXHIBIT 7 TO PROVIDE INFORMATION CONCERNING A MATTER INVOLVING A SHAREHOLDER OF THE ASSIGNEE.

Attachment 1

Exhibit 4
Description: AGREEMENTS FOR SALE OF STATION

THE APPLICANT IS ANSWERING ‘NO’ HERE BECAUSE CERTAIN SCHEDULES AND EXHIBITS TO THE ATTACHED AGREEMENT (AS LISTED THEREIN) ARE OF A PROPRIETARY NATURE AND HAVE BEEN OMITTED OR REDACTED. THE APPLICANT BELIEVES THAT THE REDACTED OR OMITTED PORTIONS OF THE AGREEMENT ARE NOT MATERIAL TO ANY COMMISSION RULE OR POLICY AND ARE THEREFORE NOT MATERIAL TO THE COMMISSION’S CONSIDERATION OF THE APPLICATION . SEE MO&O, ASSIGNMENT OF LICENSE OF STATION WYVR(FM), PETERSBURG, IL, FCC 02-235 (RELEASED AUGUST 22, 2002).

Attachment 4

	Type	Conversion
Description		Status	File
Asset Purchase Agreement	Adobe Acrobat File	not needed	PDF
Escrow Agreement	Adobe Acrobat File	not needed	PDF
Form of Time Brokerage Agreement	Adobe Acrobat File	not needed	PDF

Exhibit 5
Description: ASSIGNOR - OTHER AUTHORIZATIONS

SEE ATTACHMENT - ASSIGNOR — OTHER AUTHORIZATIONS

Attachment 5

	Type	Conversion
Description		Status	File
Exhibit 5 - Assignor -- Other Authorizations	Adobe Acrobat File	not needed	PDF

Exhibit 10
Description: AGREEMENT BETWEEN THE PARTIES

SEE RESPONSE OF ASSIGNOR IN EXHIBIT 4.

Attachment 10

Attachment 11

	Type	Conversion
Description		Status	File
Parties to the Application	Adobe Acrobat File	not needed	PDF

Attachment 13

	Type	Conversion
Description		Status	File
Other Mass Media Interests	Adobe Acrobat File	not needed	PDF

Exhibit 14
Description: CROSS-OWNERSHIP

SEE CONSOLIDATED RESPONSE CONTAINED AS EXHIBIT 15.

Attachment 14

Attachment 15

	Type	Conversion
Description		Status	File
Multiple Ownership Exhibit	Adobe Acrobat File	not needed	PDF
Radio-Television Cross Ownership Contours	Adobe Acrobat File	not needed	PDF

Exhibit 16
Description: RESPONSE

MR. WALTER F. ULLOA, THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE ASSIGNEE, IS ALSO PRESIDENT OF COSTA DE ORO TELEVISION, INC. (‘COSTA’), THE LICENSEE OF STATION KSGA-LP, SAN BERNARDINO, CALIFORNIA (FIN:5342). IN A PETITION TO DENY THE APPLICATION FOR A LICENSE TO COVER A CONSTRUCTION PERMIT FOR THE STATION (FILE NO. BLTTL-20020806AAB), A PARTY HAS ARGUED THAT COSTA HAS ACTED IMPROPERLY BY FAILING TO ADVISE THE COMMISSION THAT THE SAME PARTY HAD FILED A PETITION FOR RECONSIDERATION OF THE GRANT OF THE PERMIT AND HAD CLAIMED THEREIN THAT COSTA HAD ENGAGED IN MISREPRESENTATIONS. COSTA HAS RESPONDED TO THE PETITION TO DENY BY ASSERTING THAT SINCE THE MISREPRESENTATION CLAIMS HAD BEEN DENIED AND THE PERMIT GRANTED, THAT THERE WAS NO PROCEEDING WHERE A CHARACTER QUESTION HAD BEEN LEFT UNRESOLVED OR DECIDED ADVERSELY TO THE APPLICANT.

UNIVISION COMMUNICATIONS, INC. (‘UNIVISION’) IS CURRENTLY A SHAREHOLDER OF THE ASSIGNEE. AFTER A SUBSIDIARY OF UNIVISION WAS DECLARED THE WINNING HIGH BIDDER IN THE FCC’S AUCTION FOR A CHANNEL 52 CONSTRUCTION PERMIT AT BLANCO, TEXAS, AN UNSUCCESSFUL BIDDER IN THE AUCTION CHALLENGED A WAIVER REQUESTED IN THE APPLICATION. IN ITS REPLY TO THE SUBSIDIARY’S OPPOSITION, THE UNSUCCESSFUL APPLICANT ARGUED THAT STATEMENTS RELATING TO THE WAIVER ‘CROSS THE LINE OF ADVOCACY INTO THE REALM OF MATERIAL MISREPRESENTATIONS,’ AND REQUESTED THAT ALL OF THE SUBSIDIARY’S LICENSES BE SET FOR HEARING. THE APPLICATION REMAINS PENDING.

Attachment 16